SCHEDULE R14A INFORMATION
Proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)

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       Rule 14a-6(e)(2))

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[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                              ALBEMARLE CORPORATION
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                    ALBEMARLE
                                   CORPORATION

                          Supplement to Proxy Statement
                                 March 12, 2002

     This supplement should be read together with the Proxy Statement, dated February 27, 2002, for the 2002 Annual Meeting of Shareholders of Albemarle Corporation (the "Corporation"), which was mailed to the Corporation's shareholders and filed with the Securities and Exchange Commission on February 27, 2002. This supplement corrects miscalculations of the assumed appreciation in the value of options in the two columns under the heading "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" on page 7 of the Proxy Statement. There are no other changes to the Proxy Statement other than those referred to above.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

Each of the following options relates to Albemarle Common Stock and does not include a related SAR.

                                        Individual Grants
                         ------------------------------------------------
                                                                                            Potential Realizable
                                                % of                                   Value At Assumed Annual Rates
                                           Total Options                              of Stock Price Appreciation For
                                            Granted to     Exercise                             Option Term
                               Options/    Employees in    or Base      Expiration    -------------------------------
         Name              Granted (#)/1/  Fiscal Year     Price ($)       Date             5%($)           10%($)

---------------------------------------------------------------------------------------------------------------------
Floyd D. Gottwald, Jr.        30,000/2/         2.39%      $24.38         1/24/11       $  459,975      $1,165,662
                              25,000/3/         1.99        20.00         6/22/09          314,448         796,870
                              35,000/3/         2.79        25.75         4/21/08          566,790       1,436,362

Charles B. Walker             25,000/2/         1.99%      $24.38         1/24/11          383,313         971,385
                              25,000/3/         1.99        20.00         6/22/09          314,448         796,870
                              30,000/3/         2.39        25.75         4/21/08          485,820       1,231,167

Mark C. Rohr                  50,000/2/         3.98%      $24.38         1/24/11          766,625       1,942,770
                              50,000/3/         3.98        19.1875      12/31/09          603,345       1,528,995
                              25,000/3/         1.99        20.00         6/22/09          314,448         796,870
                             100,000/3/         7.96        25.75         4/21/08        1,619,400       4,103,890

E. Whitehead Elmore           18,000/2/         1.43%      $24.38         1/24/11          275,985         699,397
                              15,000/3/         1.19        20.00         6/22/09          188,669         478,122
                              20,000/3/         1.59        25.75         4/21/08          323,880         820,778

William M. Gottwald           20,000/2/         1.59%      $24.38         1/24/11          306,650         777,108
                              25,000/3/         1.99        20.00         6/22/09          314,448         796,870
                              25,000/3/         1.99        25.75         4/21/08          404,850       1,025,973
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
/1/ On September 7, 2001 and October 8, 2001, the expiration dates of certain options, originally granted prior to January 1, 2001 pursuant to the 1998 Plan, were extended from seven to 10 years. Under the rules of the Securities and Exchange Commission, the extension of the expiration dates is treated as a cancellation and regrant of the options in the year the expiration date was extended. The Named Officers are treated as having received the following grants during 2001: Floyd D. Gottwald, Jr.: 90,000 options, of which 35,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 30,000 were granted in 2001; Walker: 80,000 options, of which 30,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 25,000 were granted in 2001; Rohr: 225,000 options, of which 100,000 and 25,000 were originally granted in 1999, 50,000 were originally granted in 2000, and 50,000 were granted in 2001;
     Elmore: 53,000 options, of which 20,000 were originally granted in 1998, 15,000 were originally granted in 1999, and 18,000 were granted in 2001; and William M. Gottwald: 70,000 options, of which 25,000 were originally granted in 1998, 25,000 were originally granted in 1999, and 20,000 were granted in 2001.

/2/  Ten-year option that cliff vests in three years.

/3/ Vest upon an increase in share price, with a maximum of 25% becoming exercisable in any single year, and in any event becoming exercisable on the sixth anniversary of the date of the grant.